UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                   FORM 8-A/A
                                 AMENDMENT NO. 2

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       SPAN-AMERICA MEDICAL SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         South Carolina                                 57-0525804
----------------------------------------         -------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


              70 Commerce Center
          Greenville, South Carolina                      29615
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   (Address of Principal Executive Offices)             (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form related to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: _______________
         (if applicable)

     Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                  Name of each exchange on which
       To be so registered                  each class is to be registered
--------------------------------------------------------------------------------
            None                                        None
--------------------------------------------------------------------------------


     Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock Purchase Rights
(pursuant to Amended and Restated Shareholder Rights Agreement dated as of March
                              24, 2003, as amended)
--------------------------------------------------------------------------------
                                (Title of Class)

         Span-America Medical Systems, Inc. (the "Company") has entered into an Amendment No. 1, dated November 19, 2003 (the "Amendment"), to its Amended and Restated Shareholder Rights Agreement, dated March 24, 2003 (the "Rights Agreement"), with American Stock Transfer & Trust Company, as rights agent. The Amendment amends the definition of "Person" set forth in the Rights Agreement by deleting the phrase "and includes, without limitation, an unincorporated group of persons who, by formal or informal agreement or arrangement (whether or not in writing), have embarked on a common purpose or act" therefrom so that the definition of "Person" as amended reads in its entirety as follows:

                           (s)  "Person"  shall  mean  any   individual,   firm,
         corporation, partnership, limited liability company, limited liability partnership, trust, syndicate or other entity.

         In connection therewith, Item 2 of the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 22, 1993, as amended by the Company's Amendment to Registration Statement on Form 8-A filed on March 24, 2003, is hereby further amended by adding the new exhibit set forth below:

ITEM 2.  EXHIBITS.

  Exhibit 1.1 Amendment No. 1 to Amended and Restated Shareholder Rights Agreement, dated as of November 19, 2003, between Span-America Medical Systems, Inc. and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference from Exhibit 4.1 of the Current Report on Form 8-K filed by Span-America Medical Systems, Inc. on November 19, 2003).



                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              SPAN-AMERICA MEDICAL SYSTEMS, INC.

                              By:   /s/ James D. Ferguson
                                    ----------------------------------------
                              Name:  James D. Ferguson
                              Title:    President and Chief Executive Officer

Dated as of:      November 19, 2003